                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                          POLYMEDICA INDUSTRIES, INC.

                (Name of Registrant as Specified In Its Charter)


                          POLYMEDICA INDUSTRIES, INC.

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:


   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



   1) Amount Previously Paid:



   2) Form, Schedule or Registration Statement No.:



   3) Filing Party:



   4) Date Filed:


--------------------------------------------------------------------------------

                          POLYMEDICA INDUSTRIES, INC.

                                11 STATE STREET
                          WOBURN, MASSACHUSETTS 01801

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 11, 1997

     The 1997 Annual Meeting of Stockholders of PolyMedica Industries, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, September 11, 1997, at 9:00 a.m., local time, to consider and act upon the following matters:


     1. To elect three Class III Directors for the ensuing three years.


     2. To approve an amendment to the Company's Articles of Organization for the purpose of changing the name of the Company from "PolyMedica Industries, Inc." to "PolyMedica Corporation."


     3. To approve an amendment to the Company's 1992 Employee Stock Purchase Plan (the "Plan"), extending the termination date of the Plan from May 1, 1998 to May 1, 2000.



     4. To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent accountants for the fiscal year ended March 31, 1998.



     5. To transact such other business as may properly come before the meeting or any adjournment thereof.


     Stockholders of record at the close of business on July 18, 1997, are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors,

                                            /s/ ERIC G. WALTERS


                                            ERIC G. WALTERS, CLERK

Woburn, Massachusetts

August 7, 1997


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                          POLYMEDICA INDUSTRIES, INC.


                                11 STATE STREET
                          WOBURN, MASSACHUSETTS 01801
          PROXY STATEMENT FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 11, 1997

                                GENERAL MATTERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PolyMedica Industries, Inc. (the "Company" or "PolyMedica") for use at the 1997 Annual Meeting of Stockholders to be held on September 11, 1997, and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Clerk of the Company.


     The Company's Annual Report for the fiscal year ended March 31, 1997, is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about August 7, 1997.


     All shares and per share price information set forth in this Proxy Statement have been restated to give effect to the 5% common stock dividend paid on October 28, 1994, to holders of record as of October 14, 1994.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE TREASURER, POLYMEDICA INDUSTRIES, INC., 11 STATE STREET, WOBURN, MA 01801.

VOTING SECURITIES AND VOTES REQUIRED


     On July 18, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 8,491,845 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote.


     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.


     The affirmative vote of holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the proposal to amend the Company's Articles of Organization. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of the amendment to the Company's 1992 Employee Stock Purchase Plan and the ratification of the selection of the Company's accountants.



     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, abstentions are considered in determining the number of votes required to attain a majority of the shares present or represented.

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of June 30, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director;
(iii) each executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below and (iv) all directors and executive officers of the Company as a group.

     The number of shares of Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after June 30, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                        NUMBER             PERCENTAGE
                                                                      OF SHARES            OF SHARES
                                                                     BENEFICIALLY         BENEFICIALLY
               NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNED(1)              OWNED
-------------------------------------------------------------------  ------------         ------------
Heartland Advisors, Inc (2)........................................     1,273,300             15.1%
     790 North Milwaukee Street
     Milwaukee, WI 53202
U.S. Bancorp(3)....................................................       572,600              6.8%
     111 S. W. Fifth Avenue
     Portland, OR 97208
John Hancock Mutual Life Insurance Company(4)......................       543,464              6.0%
     200 Clarendon Street
     Boston, MA 02116
Kennedy Capital Management(5)......................................       528,900              6.3%
     10829 Olive Boulevard
     St. Louis, MO 63141
Steven J. Lee(6)...................................................       685,246              7.6%
Arthur A. Siciliano, Ph.D.(7)......................................       384,754              4.4%
Eric G. Walters(8).................................................       232,967              2.7%
Robert J. Zappa(9).................................................       214,733              2.5%
Andrew M. Reed, Ph.D.(10)..........................................       212,802              2.5%
Richard H. Bard(11)................................................       209,714              2.5%
Thomas S. Soltys(12)...............................................        52,625                *
Daniel S. Bernstein, M.D.(13)......................................        25,737                *
Marcia J. Hooper(14)...............................................        18,788                *
Frank W. LoGerfo, M.D.(15).........................................        12,750                *
Peter K. Hoffman(16)...............................................         2,260                *
All directors and executive officers as a group (14 persons)
  (17).............................................................     2,246,504             22.7%

---------------

  *  Represents holdings of less than one percent.

 (1) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to the information contained in the footnotes to this table. Amounts shown include shares issuable pursuant to the exercise of options exercisable within 60 days after June 30, 1997.

 (2) Based upon a Schedule 13G filed by Heartland Advisors, Inc. as of December 31, 1996 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder reporting the beneficial ownership by it of 1,273,300 shares of the Company's Common Stock. Heartland Advisors, Inc. shared voting power and shared investment power with respect to all shares of Common Stock beneficially owned by them.

 (3) Based upon a Schedule 13G filed by U.S. Bancorp as of December 31, 1996 pursuant to the Exchange Act and the rules promulgated thereunder reporting the beneficial ownership by it of 572,600 shares of the Company's Common Stock. U.S. Bancorp shared voting power and shared investment power with respect to all shares of Common Stock beneficially owned by them.

 (4) Represents shares of Common Stock issuable upon the exercise of a stock purchase warrant at an exercise price of $5.18 per share issued in connection with the sale by a subsidiary of the Company of $25 million 10.9% Guaranteed Senior Secured Notes due January 31, 2003, to John Hancock Mutual Life Insurance Company.

 (5) Based upon a Schedule 13G filed by Kennedy Capital Management as of December 31, 1996 pursuant to the Exchange Act and the rules promulgated thereunder reporting the beneficial ownership by it of 528,900 shares of the Company's Common Stock. Kennedy Capital Management shared voting power and shared investment power with respect to all shares of Common Stock beneficially owned by them.

 (6) Includes 92,084 shares held by two family trusts for which Mr. Lee, his spouse and family are beneficiaries and 532,821 shares issuable upon exercise of outstanding stock options held by Mr. Lee that are exercisable within 60 days after June 30, 1997. See "Fiscal Year-End Option Table" below.

 (7) Includes 303,447 shares issuable upon exercise of outstanding stock options held by Dr. Siciliano that are exercisable within 60 days after June 30, 1997. See "Fiscal Year-End Option Table" below.

 (8) Includes 196,881 shares issuable upon exercise of outstanding stock options held by Mr. Walters that are exercisable within 60 days after June 30, 1997. See "Fiscal Year-End Option Table" below.

 (9) Includes 128,031 shares issuable upon exercise of outstanding stock options held by Mr. Zappa that are exercisable within 60 days after June 30, 1997. See "Fiscal Year-End Option Table" below.

(10) Includes 153,390 shares issuable upon exercise of outstanding stock options held by Dr. Reed that are exercisable within 60 days after June 30, 1997. See "Fiscal Year-End Option Table" below.

(11) Includes 179,527 shares owned by Bard & Co. Inc., of which Mr. Bard is the Chairman and Chief Executive Officer, and 18,000 shares issuable upon exercise of outstanding stock options held by Mr. Bard that are exercisable within 60 days after June 30, 1997. Mr. Bard is the sole stockholder of Bard & Co., Inc., and has sole investment power and sole voting power over all shares held by Bard & Co., Inc.

(12) Includes 2,625 shares issuable upon exercise of an outstanding stock option held by Mr. Soltys that is exercisable within 60 days after June 30, 1997.

(13) Includes 18,000 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days after June 30, 1997, and 4,620 shares held by Dr. Bernstein in an IRA account.

(14) Includes 18,000 shares issuable upon exercise of outstanding stock options held by Ms. Hooper that are exercisable within 60 days after June 30, 1997.

(15) Includes 12,750 shares issuable upon exercise of outstanding stock options held by Dr. LoGerfo that are exercisable within 60 days after June 30, 1997.

(16) Includes 2,260 shares issuable upon exercise of outstanding stock options held by Mr. Hoffman that are exercisable within 60 days after June 30, 1997.

(17) Includes 1,466,669 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days after June 30, 1997. See "Fiscal Year-End Option Table" below.

                                    ITEM ONE

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of two Class I Directors, two Class II Directors, and three Class III Directors. The Class I, Class II, and Class III Directors will serve until the annual meetings of stockholders to be held in 1998, 1999, and 1997, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, one class of directors is elected for a full term of three years to succeed the class whose term is expiring.

     The persons named in the enclosed proxy will vote to elect as Class III Directors, Steven J. Lee, Peter K. Hoffman and Daniel S. Bernstein, M.D., the Class III nominees named below, unless the proxy is marked otherwise. Messrs. Lee and Hoffman and Dr. Bernstein are currently Class III Directors of the Company.

     Messrs. Lee and Hoffman and Dr. Bernstein will be elected to hold office until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Messrs. Lee and Hoffman and Dr. Bernstein have indicated their willingness to serve, if elected; however, if Messrs. Lee and Hoffman and Dr. Bernstein should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors. It is not presently contemplated that any of the nominees will be unavailable to serve.

     The following table sets forth the name, age, length of service as a director of each member of the Board of Directors, including the nominees for Class III Directors, information given by each concerning all positions he or she holds with the Company, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock of the Company beneficially owned by him or her on June 30, 1997, and the percentage of all outstanding shares of Common Stock owned by him or her on such date appears above under "Security Ownership and Certain Beneficial Owners and Management."

                               NOMINEES FOR TERM
                               TO EXPIRE IN 2000
                             (CLASS III DIRECTORS)

STEVEN J. LEE, age 50, has been a director since 1990.

  Mr. Lee has served as Chairman since June 1996 and Chief Executive Officer and a director of the Company since 1990. He served as President of the Company from 1990 through June 1996. He served as manager in the Mergers and Acquisitions practice at Coopers & Lybrand from March 1990 to May 1990. Previously, he was President and a director of Shawmut National Ventures from November 1987 to March 1990, and served as President, Chief Executive Officer and a director of RepliGen Corporation from 1984 to 1986. Currently he is a director of Commonwealth BioVentures, Inc. and Fibersense Technology Corporation.

DANIEL S. BERNSTEIN, M.D., age 70, has been a director since 1992.

  Dr. Bernstein has been a physician at Brigham Medical Associates, Boston, Massachusetts, since 1993; a lecturer at Harvard Medical School, Cambridge, Massachusetts, since 1993; and Clinical Professor of Medicine Emeritus, Boston University School of Medicine since 1973.

PETER K. HOFFMAN, age 48, has been a director since June 1997.

  Mr. Hoffman has been Senior Vice President, Business Management, for the North Atlantic Group of The Gillette Company since 1988. Mr. Hoffman joined The Gillette Company in 1972 and has held a variety of product management positions.

                             DIRECTORS WHOSE TERMS
                                 EXPIRE IN 1998
                              (CLASS I DIRECTORS)

FRANK W. LOGERFO, M.D., age 56, has been a director since 1994.

  Dr. LoGerfo has been Attending Surgeon, Associate Chairman for Research, Department of Surgery, and Chief, Division of Vascular Surgery, Beth Israel Deaconess Medical Center since 1987. Dr. LoGerfo has served as William V. McDermott Professor of Surgery at Harvard Medical School since 1991.

MARCIA J. HOOPER, age 43, has been a director since 1991.

  Ms. Hooper served as General Partner of three venture capital funds of Ampersand Ventures from 1985 to 1993 and was a limited partner of the general partner of three venture capital funds of Ampersand Ventures. Ms. Hooper served as General Partner of Viking Capital Limited Partnership from 1993 to 1996. Currently, she is Vice President/Partner of Advent International Corporation.

                             DIRECTORS WHOSE TERMS
                                 EXPIRE IN 1999
                              (CLASS II DIRECTORS)

RICHARD H. BARD, age 49, has been a director since 1992.

  Mr. Bard served as Vice Chairman of Computerland Corporation, and Chief Executive Officer of ComputerLand International, Inc. from 1989 to 1991; Chief Executive Officer of CoastAmerica Corporation from 1986 to 1988 and President and Chief Operating Officer of FoxMeyer Corporation from 1978 to 1986. He is currently the Chief Executive Officer of Bard & Co., Inc., and has been a director and Chief Executive Officer of Optical Security Group, Inc. since September 1993.

THOMAS S. SOLTYS, age 49, has been a director since 1996.

  Mr. Soltys has served as President of Boston Special Risks Insurance Agency, Inc. since 1988 and as sole owner since 1994.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors which provides the opportunity for direct contact between the Company's independent public accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent public accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. In the year ended March 31, 1997, the Audit Committee included Mr. Bard and Ms. Hooper and held one meeting.

     The Company also has a standing Compensation Committee of the Board of Directors which provides recommendations to the Board regarding executive and employee compensation programs of the Company. The Compensation Committee also administers the Company's Stock Option Plan, the Directors' Plan, and other employee stock benefits plans. In the year ended March 31, 1997, the Compensation Committee included Ms. Hooper and Drs. Bernstein and LoGerfo and held three meetings.

     The Company also has a standing Executive Committee which provides assistance to the Board of Directors. In the year ended March 31, 1997, the Executive Committee included Messrs. Lee and Bard and Ms. Hooper. As the full Board of Directors had frequent meetings, no meetings of the Executive Committee were held in the year ended March 31, 1997.

     The Board of Directors held ten meetings during the year ended March 31, 1997. All directors attended at least 75% of the total number of meetings of the Board of Directors held during their service as directors.

     There are no family relationships between or among any officers or directors of the Company.

DIRECTORS' COMPENSATION

     Outside directors receive $12,500 in annual cash compensation for attending Board and Committee Meetings. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

     Outside directors are entitled to participate in the 1992 Directors' Stock Option Plan, (the "Directors' Plan") which provides for automatic grants of non-qualified stock options to members of the Company's Board of Directors who are not employees of the Company. The Directors' Plan provides that (i) each eligible director will be granted an option to purchase 2,625 shares of Common Stock upon his or her initial election as a director and (ii) each director will also be granted an option to purchase 2,625 shares on September 30 of each year. Effective July 15, 1996, the annual option grant increased to 7,500 shares for each director. Effective September 12, 1996, upon his or her initial election as a director, each eligible director shall be granted an option to purchase such number of shares of Common Stock as is equal to 7,500 multiplied by a fraction, the numerator of which is the number of days between the date of such election and the next following September 30, and the denominator of which is 365. Thereafter, each eligible director shall be granted an option to purchase 7,500 shares of Common Stock on each September 30 on which he or she is an eligible director. No director will be granted more than one such option in any calendar year.

     Under the Directors' Plan, Drs. Bernstein and LoGerfo, Ms. Hooper, and Mr. Bard each were granted an option to purchase 7,500 shares of Common Stock (exercisable at $5.625 per share) on September 30, 1996. Mr. Hoffman was granted an option to purchase 2,260 shares of Common Stock (exercisable at $7.00 per share) upon his appointment to the Board of Directors in June 1997.

     The Directors' Plan is administered by the Board of Directors. The exercise price of options granted under the Directors' Plan will equal 100% of the fair market value of Common Stock as of the date of grant. The term of each option is ten years, and options vest immediately. Options generally are not assignable except by will or by the laws of descent and distribution.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of the Company's Chairman and Chief Executive Officer and the Company's other four most highly compensated executive officers who were serving as executive officers on March 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                               -----------------------------------     --------------------------
                                                                                       SECURITIES
                                                                     OTHER ANNUAL      UNDERLYING     ALL OTHER
         NAME AND PRINCIPAL                     SALARY     BONUS     COMPENSATION        OPTIONS     COMPENSATION
              POSITION                  YEAR      $        (1)($)      ($)(2)(3)         (#) (4)         (6)
-------------------------------------  ------  --------   --------   -------------     -----------   ------------
Steven J. Lee                           1997   $240,408   $ 90,000      $ 4,469           359,961(5)   $  1,058
  Chairman and                          1996    246,181    142,000        4,500            30,000         1,043
  Chief Executive Officer               1995    230,816    187,500        4,500           131,250           965
Arthur A. Siciliano, Ph.D.              1997    215,447     50,000        4,728           236,094(5)      1,457
  President                             1996    183,414     59,000        4,561            22,000         1,283
                                        1995    147,153     57,000        4,819            78,750           874
Eric G. Walters                         1997    133,406     37,500        4,207           144,839(5)        300
  Chief Financial Officer,              1996    135,432     50,000        4,579            16,000           295
  Treasurer and Clerk                   1995    126,841     46,500        4,570            36,750           271
Robert J. Zappa                         1997    131,874      9,000        3,447            80,156(5)        827
  President, PolyMedica                 1996    129,387     48,000        4,467            21,000           805
  Healthcare, Inc.                      1995    124,672     46,500        4,942            36,750           740
Andrew M. Reed, Ph.D.(7)                1997    131,299      3,000        3,349            93,132(5)        289
  President, PolyMedica                 1996    124,817     52,000        4,541            16,000           277
  Wound Care Company                    1995    117,541     46,500        4,854            36,750           253

---------------

(1) These amounts were either paid or accrued in the year shown.

(2) Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total salary and bonus for each named executive officer for such year.

(3) Represents the Company's matching cash contribution paid or accrued under the Company's 401(k) Plan.

(4) Represents options granted under the 1990 Stock Option Plan.

(5) Of these options, 161,516, 59,704, 56,689, 36,121, and 49,097 shares, respectively, represent repriced options. (See "Compensation Committee Report on Option Repricing" and "Option Grants in Last Fiscal Year").

(6) Represents the taxable portion of group term life insurance paid by the Company.

(7) In July 1997, as a result of the sale of certain assets relating to the Company's institutional wound care operations, Dr. Reed became an employee of the buyer of such assets.

     Option Grant Table. The following table sets forth certain information regarding options granted during the year ended March 31, 1997 by the Company to the executive officers in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR



                                                                                           POTENTIAL REALIZABLE
                                               PERCENT OF                                VALUE AT ASSUMED ANNUAL
                            NUMBER OF         TOTAL OPTIONS                                RATES OF STOCK PRICE
                            SECURITIES         GRANTED TO     EXERCISE OR               APPRECIATION FOR OPTION TERM
                            UNDERLYING        EMPLOYEES IN    BASE PRICE    EXPIRATION  ----------------------------
           NAME             OPTIONS(#)          YEAR 1997      ($/SH)(5)     DATE(6)        5%            10%(7)
--------------------------  ---------         -------------   -----------   ----------   --------       ----------
Steven J. Lee.............    70,875(1)(2)         3.57%        $5.3750     05/27/2002   $129,560       $  293,928
                              17,024(1)(2)         0.86%         5.3750     12/04/2002     31,120           70,600
                              10,407(1)(2)         0.52%         5.3750     01/15/2003     22,772           53,068
                              63,210(1)(2)         3.19%         5.3750     03/16/2003    138,313          322,330
                             150,000(3)            7.56%         4.3125     12/12/2006    406,813        1,030,950
                              48,445(4)            2.44%         3.8750     01/02/2007    118,058          299,183
Arthur A. Siciliano,
  Ph.D....................    23,626(1)(2)         1.19%         5.3750     05/27/2002     43,188           97,980
                               5,187(1)(2)         0.26%         5.3750     12/04/2002      9,481           21,511
                               3,171(1)(2)         0.16%         5.3750     01/15/2003      6,938           16,170
                              27,720(1)(2)         1.40%         5.3750     03/16/2003     60,655          141,354
                             150,000(3)            7.56%         4.3125     12/12/2006    406,813        1,030,950
                              26,390(4)            1.33%         3.8750     01/02/2007     64,311          162,977
Eric G. Walters...........    23,626(1)(2)         1.19%         5.3750     05/27/2002     43,188           97,980
                               5,922(1)(2)         0.30%         5.3750     12/04/2002     10,825           24,559
                               3,621(1)(2)         0.18%         5.3750     01/15/2003      7,923           18,464
                              23,520(1)(2)         1.19%         5.3750     03/16/2003     51,465          119,936
                              88,150(3)            4.44%         4.3125     12/12/2006    239,070          605,855
Robert J. Zappa...........    15,750(1)(2)         0.79%         5.3750     09/16/2002     28,791           65,317
                               1,956(1)(2)         0.10%         5.3750     12/04/2002      3,575            8,111
                               1,195(1)(2)         0.06%         5.3750     01/15/2003      2,614            6,093
                              17,220(1)(2)         0.87%         5.3750     03/16/2003     37,680           87,810
                              44,035(3)            2.22%         4.3125     12/12/2006    119,426          302,652
Andrew M. Reed, Ph.D......    23,626(1)(2)         1.19%         5.3750     05/27/2002     43,188           97,980
                               5,120(1)(2)         0.26%         5.3750     12/04/2002      9,359           21,233
                               3,131(1)(2)         0.16%         5.3750     01/15/2003      6,851           15,966
                              17,220(1)(2)         0.87%         5.3750     03/16/2003     37,680           87,810
                              44,035(3)            2.22%         4.3125     12/12/2006    119,426          302,652

---------------

(1) These options were granted in exchange for the surrender of options granted in prior years in connection with the repricing of such options during fiscal 1997. See "Compensation Committee Report on Option Repricing."

(2) These options were fully vested as of March 31, 1997.

(3) Of the above grants, 90,000, 90,000, 52,890, 26,421, and 26,421 shares for
    Mr. Lee, Dr. Siciliano, Mr. Walters, Mr. Zappa and Dr. Reed, respectively, vest immediately with the remainder vesting in twelve equal quarterly installments, commencing with the date of grant.

(4) Of the above grants, 29,067 and 15,834 shares for Mr. Lee and Dr. Siciliano, respectively, vest immediately with the remainder vested over twelve equal quarterly installments, commencing with the date of grant.

(5) For the repriced grants, the exercise price is described in "Compensation Committee Report on Option Repricing." For the remaining grants, the exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(6) Options expire at the end of the option term, which is ten years from the date of original grant.

(7) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted or repriced.

     Fiscal Year-End Option Table. The following table sets forth certain information regarding stock options exercised during the year ended March 31, 1997 and stock options held as of March 31, 1997 by the executive officers named in the Summary Compensation Table:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                          NUMBER OF                    VALUE OF
                                                    SECURITIES UNDERLYING            UNEXERCISED
                                                    UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS
                             SHARES                  FISCAL YEAR END (#)        FISCAL YEAR END ($)(1)
                          ACQUIRED ON    VALUE    --------------------------  --------------------------
          NAME            EXERCISE (#)  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------- ------------  --------  -----------  -------------  -----------  -------------
Steven J. Lee............         0      $    0     524,532        76,079      $ 540,488     $  58,669
Arthur A. Siciliano,
  Ph.D...................         0           0     296,225        66,656        288,980        48,653
Eric G. Walters..........         0           0     192,889        35,088        197,856        22,716
Robert J. Zappa..........     4,875      17,161     125,579        20,202         98,786        12,482
Andrew M. Reed, Ph.D.....         0           0     150,854        20,530        145,484        12,707

---------------

(1) Total value of "in-the-money" unexercised options is based on the difference between the last sales price of the Company's Common Stock on the American Stock Exchange on March 31, 1997 ($5.00 per share) and the exercise price of the "in-the-money" options, multiplied by the number of "in-the-money" option shares.

                              REPRICING OF OPTIONS

     The following table sets forth certain information concerning the repricing of stock options held by the Named Executive Officers of the Company during 1997, as well as information concerning the repricing of stock options held by executive officers of the Company during the past ten years.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                          LENGTH OF
                                         NUMBER OF                                                        ORIGINAL
                                         SECURITIES    MARKET PRICE                                      OPTION TERM
                                         UNDERLYING    OF STOCK AT    EXERCISE PRICE                    REMAINING AT
                                          OPTIONS        TIME OF        AT TIME OF                         DATE OF
                                        REPRICED OR    REPRICING OR    REPRICING OR     NEW EXERCISE    REPRICING OR
                                          AMENDED       AMENDMENT        AMENDMENT          PRICE         AMENDMENT
           NAME                DATE         (#)            ($)              ($)              ($)         (IN MONTHS)
---------------------------  ---------  ------------   ------------   ---------------   -------------   -------------
Steven J. Lee..............  10/04/96      70,875        $ 5.3750        $  7.8572         $5.3750            67
                             10/04/96      17,024        $ 5.3750        $ 12.3810         $5.3750            74
                             10/04/96      10,407        $ 5.3750        $ 13.3334         $5.3750            75
                             10/04/96      63,210        $ 5.3750        $  9.0477         $5.3750            77
Arthur A. Siciliano,
  Ph.D.....................  10/04/96      23,626        $ 5.3750        $  7.8572         $5.3750            67
                             10/04/96       5,187        $ 5.3750        $ 12.3810         $5.3750            74
                             10/04/96       3,171        $ 5.3750        $ 13.3334         $5.3750            75
                             10/04/96      27,720        $ 5.3750        $  9.0477         $5.3750            77
Eric G. Walters............  10/04/96      23,626        $ 5.3750        $  7.8572         $5.3750            67
                             10/04/96       5,922        $ 5.3750        $ 12.3810         $5.3750            74
                             10/04/96       3,621        $ 5.3750        $ 13.3334         $5.3750            75
                             10/04/96      23,520        $ 5.3750        $  9.0477         $5.3750            77
Robert J. Zappa............  10/04/96      15,750        $ 5.3750        $  7.8572         $5.3750            71
                             10/04/96       1,956        $ 5.3750        $ 12.3810         $5.3750            74
                             10/04/96       1,195        $ 5.3750        $ 13.3334         $5.3750            75
                             10/04/96      17,220        $ 5.3750        $  9.0477         $5.3750            77
Andrew M. Reed, Ph.D.......  10/04/96      23,626        $ 5.3750        $  7.8572         $5.3750            67
                             10/04/96       5,120        $ 5.3750        $ 12.3810         $5.3750            74
                             10/04/96       3,131        $ 5.3750        $ 13.3334         $5.3750            75
                             10/04/96      17,220        $ 5.3750        $  9.0477         $5.3750            77

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

     In fiscal 1997, the Compensation Committee approved the repricing of certain outstanding stock options granted under the 1990 Stock Option Plan (the "1990 Plan") and the Directors' Plan having an exercise price in excess of the fair market value of the Company's Common Stock on the date of repricing. Many outstanding options were exercisable at prices that exceeded the market price of the Common Stock at that time, thereby substantially impairing the effectiveness of such options as performance incentives. Consistent with the Company's philosophy of utilizing equity incentives to motivate and retain management and employees, the Compensation Committee felt that it was important to restore the performance incentives intended to be provided by options through the repricing of options with exercise prices in excess of the market price at the time of repricing. The exercise price of the repriced options was set by the Compensation Committee at the fair market value of a share ($5.375 per share) of the Company's Common Stock on the effective date of the repricing. Other than the change in the exercise price, the terms of such repriced options are the same as the options they replaced. A total of 41 option holders, holding options to purchase an aggregate of 451,461 shares of the Company's Common Stock with exercise prices ranging from $7.62 to $13.33 per share, were granted new options on the terms described above.

                                            Compensation Committee

                                            Daniel S. Bernstein, M.D.
                                            Frank W. LoGerfo, M.D.
                                            Marcia J. Hooper

EMPLOYMENT AGREEMENTS

     In 1990, the Company entered into employment agreements with Mr. Lee and Drs. Siciliano and Reed, in 1991 with Mr. Walters, and in 1992 with Mr. Zappa, pursuant to which each individual agreed to serve as an officer of the Company. Pursuant to the terms of the employment agreements, the officer receives an annual base salary which is reviewed annually by the Board of Directors. Each officer is entitled to receive an annual bonus payment in an amount, if any, to be determined by the Compensation Committee of the Board of Directors. The employment agreements, as amended to date, extend to November 30, 1999 for Mr. Lee, to May 31, 1999 for Dr. Siciliano and Mr. Walters, to May 31, 1998 for Dr. Reed, and to March 31, 1998 for Mr. Zappa.

     The term of the employment agreements will also be deemed to continue on a month-to-month basis if not expressly extended while each officer remains employed by the Company. Both the officer and the Company have the right to terminate an employment agreement at any time with or without cause upon 30 days' prior written notice. In the event that the Company terminates an employment agreement without cause or an officer terminates his employment for good reason (as defined in the agreement) following a change of control (as defined in the agreement), such officer will be entitled to receive his base salary at termination for the longer of one year or the remainder of his employment period up to a maximum of eighteen months. In the event of a change in control, following which an executive's employment is terminated other than for cause including, without limitation, the failure to renew an employment contract within two years following such change in control (as defined in the agreement), such executive will receive 2.99 times his annual compensation. Each officer has also agreed not to compete with the Company for one year following termination of his employment.

     Pursuant to these agreements, Mr. Lee, Dr. Siciliano, Mr. Walters, and Mr. Zappa currently receive a base salary of $276,000, $235,000, $151,000, and $135,000, respectively. In connection with the Company's sale of certain assets relating to its institutional wound care operations in July 1997, Dr. Reed became an employee of the buyer of such assets.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by a standing Compensation Committee composed of three non-employee directors. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. The Company's executive compensation program is designed to retain and reward senior executives who will lead the Company and achieve business objectives within the markets in which the Company competes.

  Compensation Philosophy

     The objectives of the Company's compensation programs are to align business objectives with a combination of base pay, bonuses and stock options tailored toward individual performance. In a competitive environment, it is important that the Company be able to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's executive compensation philosophy is based upon the following principles:

  I.  Competitive and Fair Compensation

         With respect to fiscal 1997 compensation, the Company based compensation decisions in part on a 1993 study. In 1993, the Company hired the accounting firm of Coopers & Lybrand to review the compensation structure for the Company's executive officers and to make recommendations to the Compensation Committee with respect to base salary, performance-based bonuses and stock-based compensation, with the intent to compensate the Company's executive officers in the highest quartile of comparable entities.

         The Company seeks to achieve a balance of the compensation paid to a particular individual with the contribution made by that individual in the achievement of the Company's objectives.

  II.  Business Plan and Goals

         The Company holds strategic planning sessions approximately four times each year to review its strategic and business plan goals including such factors as achievement of operating budgets, licensing, development of alliances with third parties, introduction of new processes and products, manufacturing efficiencies, raising of capital, potential acquisitions and overall performance relative to its competitors. The performance of each officer is evaluated by the Board with respect to how the executive can best contribute to achieving the business plan and goals.

  III.  Executive Compensation Program

          Annual compensation for executive officers consists of the following three fundamental elements:

          - A base salary within an established competitive salary range that is determined by individual contributions and sustained performance.

          - An annual bonus structure tied to the achievement of corporate financial performance measures as well as the achievement of individual business-related objectives.

          - A long-term incentive program afforded by stock options.

          Prior to determining base salary, cash bonuses and stock options for fiscal 1997, the Compensation Committee reviewed the extent to which each executive officer had achieved certain business objectives and analyzed its recommendations in light of companies at comparable stages of development and similar capitalization. Each of these three elements of compensation is discussed below.

          Base Salary. Coopers & Lybrand provided the Compensation Committee with a survey of salary levels of competitors in the biotechnology and healthcare industries and those companies that have recently completed initial public offerings. Based on this survey, the Company established a base salary for each of the executive officers effective as of September 1993.

          Bonuses. In 1997, the Compensation Committee determined that a bonus pool should be established in an amount equal to one-third of the maximum total available to executives under the 1996 Executive Incentive Compensation Plan. The 1997 bonus arrangements provides for a cash pool to be paid out on the basis of achievement of specified individual, financial and strategic targets and objectives of the Company, including appreciation of the Company's stock, profitability and revenue targets, research and development activities, and new product introductions. Bonuses may be earned through the achievement of a combination of these targets and objectives. The bonuses are paid at the beginning of each fiscal year with respect to the achievement of targets in the prior fiscal year.

          Long-Term Incentive Compensation. The Company's long-term incentive compensation program is implemented through the periodic grant of stock options. The Company's stock option program promotes a long-term congruity of interest between the Company's employees and its stockholders and assists in the retention of executives. The number of shares to be granted to each participant generally reflects the position of the executive within the Company and his or her contributions to the Company's achievement of the business plan and goals. Stock options are granted at the current market price and generally vest over a three-year period to encourage key employees to continue in the employ of the Company.

          Benefits. The Company's executive officers are entitled to receive medical benefits and life insurance benefits. They participate in the Company's 401(k) Plan, to which the Company will make matching cash contributions and the 1992 Employee Stock Purchase Plan, which allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period. The above benefits are available to the Company's employees, including executive officers.

          Summary of Compensation of Chief Executive Officer. In fiscal 1997, the Company's Chairman and Chief Executive Officer, Steven J. Lee, received salary and bonus compensation of $330,408, including base salary, beginning on April 1, 1996, at the annual rate of $235,872 and bonus compensation of $90,000, the maximum bonus available under the 1997 plan. The Compensation Committee has set Mr. Lee's total annual compensation including compensation derived from the 1997 bonus plan and the grant of stock options under the 1990 Plan at a level it believes to be competitive. Mr. Lee's bonus compensation for fiscal 1997 reflected the achievement of a combination of the Company's financial and strategic goals.

                                            Compensation Committee

                                            Daniel S. Bernstein, M.D.
                                            Frank W. LoGerfo, M.D.
                                            Marcia J. Hooper

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Ms. Hooper and Drs. Bernstein and LoGerfo. No member of the Compensation Committee was at any time during fiscal 1997, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

COMPARATIVE STOCK PERFORMANCE

     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from March 31, 1992, and through the years ended March 31, 1993, 1994, 1995, 1996 and 1997 and through June 30, 1997 with the cumulative total return on (i) the American Stock Exchange Composite Index (U.S. Companies) (the "AMEX Composite Index"),
(ii) a peer index determined by the Company used in previous reports (the "Old Peer Group"), and (iii) a new peer group (the "New Peer Group") determined by the Company to more accurately reflect the Company's shift to targeted medical products and services focusing on diabetes supplies and consumer healthcare. The graph assumes the investment of $100 in the Company's Common Stock, the AMEX Composite Index, the Old

Peer Group and the New Peer Group on March 31, 1992, and reinvestment of all dividends. Measurement points are on March 31, 1992, 1993, 1994, 1995, 1996 and 1997, and June 30, 1997.

     The Old Peer Group consists of Abiomed Inc., Biomet, Inc., Cardiopulmonics, Inc., Datascope Corp., Electro-Catheter Corp., Gish Biomedical, Inc., Heart Technology, Inc., Luther Medical Products, Inc., Cygnus Therapeutic Systems, and Quest Medical, Inc. The following companies were formerly included in the Company's peer index and were no longer publicly traded as of March 31, 1995:
Advanced Medical Products, Inc., Advanced Interventional Systems, Inc., Namic U.S.A. Corp., and Pace Medical, Inc. Accordingly, data for these companies is unavailable for inclusion in the March 31, 1995, 1996 and 1997 peer index on the Stock Performance Graph.

     The New Peer Group consists of Chattem, Inc., Curative Health Services, Inc., Del Laboratories Inc., Health Management Systems, Inc., KV Pharmaceutical Company, Suburban Ostomy Supply Co., Transworld Healthcare, Inc., Universal Self Care, Inc., and Watson Pharmaceuticals Inc.

     Effective March 30, 1995, the Company's Common Stock commenced trading on the American Stock Exchange under the symbol "PM." The Company's Common Stock had previously been traded on the Nasdaq Stock Market.

                            [STOCK PERFORMANCE GRAPH]


                        03/31  03/31  03/31  03/31  03/31  03/31  06/30
                        1992   1993   1994   1995   1996   1997   1997

AMEX Composite Index    $100   $109   $115   $124   $152   $149   $165
Old Peer Group          $100   $ 56   $ 51   $ 79   $ 79   $ 80   $ 90
New Peer Group          $100   $ 70   $ 71   $119   $169   $140   $164
PolyMedica Industries   $100   $ 86   $ 44   $ 61   $ 75   $ 62   $108

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company.



     Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.



     Based on a review of its records, the Company believes that all directors, executive officers and ten percent stockholders filed timely reports under
Section 16(a) of the Exchange Act in fiscal 1997, except that Mark A. Libratore, President of Liberty Medical Supply, Inc., and Randy M. Sloan, Vice President of Marketing and Group Executive, each filed an Initial Statement of Beneficial Ownership on Form 3, which were due on September 9, 1996 and October 11, 1996, respectively, on October 31, 1996. Daniel S. Bernstein, M.D., a current director, filed an Annual Statement of Changes in Beneficial Ownership on Form 5, which was due on May 15, 1997, on May 29, 1997.


                              CERTAIN TRANSACTIONS


     In January 1997, certain officers of the Company purchased in the aggregate 100,000 shares of the Company's Common Stock on the open market, with purchases valued at an aggregate of $607,000, of which one nonexecutive officer purchased 5,000 shares valued at $30,351.



     These purchases were funded by interest-free notes issued by the Company to each officer. The terms of the notes provide for each executive to repay the Company within five years from the date of the note with Company shares having a market value equal to the original principal of the note. As required by the Internal Revenue Code, an annual amount equal to the market rate of interest at the time each note was issued is imputed to each officer. Total amounts loaned to Mr. Lee, Dr. Siciliano, Mr. Walters, Mr. Zappa, Dr. Reed, Mr. Sloan, Mr. Libratore and Christopher L. Ives, Ph.D. were $136,566, $109,253, $91,045, $45,525, $30,351, $66,767, $66,767, and $30,351, respectively. In August 1997,
Drs. Reed and Ives tendered Company shares whose fair market value was equal to their officer loans as payment in full for those obligations.


     Boston Special Risks Insurance Agency, Inc, of which Mr. Soltys is President and Owner, is the Company's agent for corporate insurance. In fiscal year ended March 31, 1997, the Company paid approximately $497,000 in premiums in connection with these insurance policies.

                                    ITEM TWO

               APPROVAL OF AMENDMENT TO ARTICLES OF ORGANIZATION


     On July 11, 1997 the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Articles of Organization to change the name of the Company from "PolyMedica Industries, Inc." to "PolyMedica Corporation." The Board of Directors believes that this change is appropriate as a result of the spinoff of CardioTech International, Inc., the sale of certain assets relating to the Company's institutional wound care operations and the recent shift in the Company's business emphasis to medical products and services focusing on diabetes supplies and consumer healthcare products.


BOARD RECOMMENDATION

     The Board of Directors believes that the amendment to the Articles of Organization is in the best interest of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

                                   ITEM THREE



           APPROVAL OF AMENDMENT TO 1992 EMPLOYEE STOCK PURCHASE PLAN



     On January 10, 1992, the Board of Directors adopted, and on January 21, 1992, the stockholders approved, the Company's 1992 Employee Stock Purchase Plan (the "Plan") which covers 262,500 shares of the Company's Common Stock. In addition, as of August 1, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to the Plan extending the termination date of the Plan from May 1, 1998 to May 1, 2000 ( the "Plan Amendment"). The Plan provides for at least four semiannual offerings, which have been completed, as well as for additional semiannual offerings (each, an "Offering"), established at the Company's discretion, through the termination date of the Plan so long as any shares remain available for purchase under the Plan. Prior to the commencement date of each Offering, the Board of Directors shall determine the number of shares available in such Offering; provided that not more than 62,500 shares shall be available in any Offering (plus shares available, but not purchased during an earlier Offering).



     During each Offering, the maximum number of shares which may be purchased by a participating employee is determined on the first day of the offering period pursuant to a formula under which 85% of the market value of a share of Common Stock on the first day of the offering period is divided into an amount equal to 11% of the employee's annualized base pay. An employee may elect to have up to 10% deducted from his or her regular salary (as adjusted) for the purchase of shares under the Plan. The price at which the employee may purchase the stock is the lower of 85% of the composite closing price of the Common Stock on the American Stock Exchange on the date that the Offering commences or on the date that the Offering terminates.



     All employees who are customarily employed for 20 or more hours per week and more than five months in a calendar year are eligible to participate in the Plan. The Plan is administered by the Compensation Committee of the Board of Directors. In June 1992, the Board of Directors authorized the purchase of up to 250,000 shares of common stock on the open market for future issuance under the Plan.



     Federal Income Tax Consequences. The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the Plan and with respect to the sale of Common Stock acquired under the Plan. The Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code.



     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income. A portion of that taxable income will be ordinary income, and a portion may be capital gain.



     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the Offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the less of:



          (i) the excess of the fair market value of the Common Stock on the Grant Date over the price at which the participant purchased the Common Stock; and



          (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.



     Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.



     Tax Consequences to the Company. The offering of Common Stock under the Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.



     Withholding. The amount that a participant elects to have deducted from his or her base pay for the purchase of Common Stock under the Plan constitutes taxable wages and is subject to withholding. Moreover, the Company will have a withholding obligation with respect to ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. The Company will require any affected participant to make arrangements to satisfy this withholding obligation.



BOARD RECOMMENDATION



     The Board of Directors of the Company believes that the Plan Amendment is in the best interest of the Company and its stockholders and therefore recommends that the stockholders vote FOR the approval of the Plan Amendment.



                                   ITEM FOUR


          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand as the Company's independent public accountants for the current year. Coopers & Lybrand has served as the Company's independent public accountants since 1990.

     Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     If the stockholders do not ratify the selection of Coopers & Lybrand as the Company's independent public accountants, the selection of such accountants will be reconsidered by the Board of Directors.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.


     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.


DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING


     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Woburn, Massachusetts not later than April 8, 1998, for inclusion in the proxy statement for that meeting.



                                            By Order of the Board of Directors,


                                            /s/ ERIC G. WALTERS

                                            ERIC G. WALTERS, Clerk



August 7, 1997


     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                     Appendix 1
                                                                     ----------


                          POLYMEDICA INDUSTRIES, INC.

              ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 11, 1997

     The undersigned, having received notice of the meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Steven J. Lee, Arthur A. Siciliano and John K.P. Stone III, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of PolyMedica Industries, Inc. (the "Company") to be held on Thursday, September 11, 1997 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

     IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

          1. To elect the following three individuals as Class III Directors of the Company to serve for a three-year term ending at the 2000 Annual Meeting of
Stockholders: Steven J. Lee, Daniel S. Bernstein and Peter K. Hoffman


             FOR  [ ]              WITHHOLD AUTHORITY  [ ]


                                   -----------------------------------------

                                   -----------------------------------------

                                   To withhold authority with respect to a
                                   particular nominee, write his or her name in the space provided above.

          2. To approve an amendment to the Company's Articles of Organization for the purpose of changing the name of the Company from "PolyMedica Industries, Inc." to "PolyMedica Corporation".


          FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]

          3. To approve an amendment to the Company's 1992 Employee Stock Purchase Plan (the "Plan"), extending the termination date of the Plan from May 1, 1998 to May 1, 2000.

          FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]

          4. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ended March 31, 1998.

          FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR ANY PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

     This proxy is solicited on behalf of the Board of Directors of the Company.


                                   -----------------------------------------

                                   -----------------------------------------
                                                 Signature(s)

                                   Dated:
                                          ----------------------------------


     Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

                                                                     APPENDIX 2
                                                                     ----------



                           POLYMEDICA INDUSTRIES, INC.

                        1992 EMPLOYEE STOCK PURCHASE PLAN

             (Adopted by the Board of Directors on January 10, 1992
                Approved by the Stockholders on January 21, 1992)


I.   PURPOSES.

     The 1992 Employee Stock Purchase Plan of PolyMedica Industries, Inc. (the "Plan") is intended to provide a method whereby employees of PolyMedica Industries, Inc. and its subsidiary corporations (hereinafter collectively referred to, unless the context otherwise requires, as "the Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

II.  DEFINITIONS.

     (a) "base pay" means regular straight-time earnings (as the same may be adjusted from time to time) but excluding payments for overtime, shift differentials, incentive compensation, sales commissions, bonuses and other special payments.

     (b) "employee" means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by the Company or by a subsidiary corporation.

     (c) "Offering Commencement Date" means the applicable date on which an Offering under the Plan commences pursuant to Paragraph 4.

     (d) "Offering Termination Date" means the applicable date on which an Offering under the Plan terminates pursuant to Paragraph 4.

     (e) "subsidiary corporation" means any present or future corporation which
(i) is a "subsidiary corporation" as that term is defined in Section 424 of the Internal Revenue Code of 1986 and (ii) is designated as a participant in the Plan by the Board of Directors or Committee described in Paragraph 13.

III. ELIGIBILITY.

     (a) Any employee on the Offering Commencement Date of Offering I described in paragraph 4(a), and thereafter any employee who shall have completed six months of service and shall be employed by the Company on the applicable Offering Commencement Date, shall be eligible to participate in the Plan.

     (b) Any provision of the Plan to the contrary notwithstanding, no employee shall be granted an option to participate in the Plan:

          (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company (for purposes of this Paragraph this rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

          (ii) which permits his or her rights to purchase stock under all employee stock purchase plans maintained by the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

IV.  OFFERING DATES.

     The Plan will be implemented by at least four offerings (referred to herein collectively as "Offerings" and individually as an "Offering") of a maximum of 62,500 shares each (after adjustment to reflect the stock dividend declared on January 23, 1992 but subject to further adjustment after the Effective Date of the Plan as provided in Paragraphs 12(a) and 17) of the common stock of the Company ("Common Stock"), as follows:

     (a) Offering I shall commence upon the closing of the Company's initial public offering, and terminate on October 31, 1992.

     (b) Offering II shall commence on November 1, 1992, and terminate on April 30, 1993.

     (c) Offering III shall commence on May 1, 1993, and terminate on October 31, 1993.

     (d) Offering IV shall commence on November 1, 1993, and terminate on April 30, 1994.

The Company may in its discretion establish one or more additional consecutive semi-annual Offerings (the first to commence on May 1, 1994) so long as any shares remain available for purchase under the Plan. Participation in any one or more Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

V.   PARTICIPATION.

     All eligible employees will become participants in an Offering on the applicable Offering Commencement Date. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date of the Offering and shall end on the Offering Termination Date of such Offering, unless sooner terminated pursuant to Paragraph 10.

VI.  PAYROLL DEDUCTIONS.

     (a) Participants may elect to have amounts withheld from their base pay by completing an authorization for a payroll deduction ("Authorization") on the form provided by the Company and filing it with the Treasurer. At the time a participant files his Authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 0, 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her annualized base pay. If a participant has not filed an Authorization for a previous Offering or for the applicable Offering at least ten (10) days prior to the applicable Offering Commencement Date, he or she shall be deemed to have filed an Authorization electing to withhold 0% of his or her annualized base pay. Any Authorization filed by a participant for any Offering shall automatically be considered as an Authorization for subsequent Offerings, unless changed pursuant to paragraph 6(c).

     (b) All payroll deductions made for a participant shall be credited to his or her account maintained by the Company under the Plan. A participant may not make any separate cash payment into such account. Any excess payroll deductions in a participant's account will be carried forward into the next Offering.

     (c) Except as provided in Paragraph 8(b) or 10, a participant may only make changes to the rate of deductions from his or her annualized base pay, on not more than one occasion during an Offering, by completing a new Authorization on the form provided by the Company and filing it with the Treasurer as provided herein. Such new Authorization shall be effective upon the commencement of the first pay period subsequent to its filing. A participant may change his or her Authorization only once during any Offering.

VII. GRANTING OF OPTION.

     (a) For each of the Offerings, a participating employee shall be deemed to have been granted an option (the "Option") on the applicable Offering Commencement Date, to purchase a maximum number of shares of the Common Stock equal to an amount determined as follows: 85% of the market value of a share of the Company's Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to 11% of the employee's estimated annualized base pay as of such Offering Commencement Date. For all purposes of the Plan, the market value of the Company's Common Stock shall be determined as provided in clause (i) of subparagraph (b) below.

     The annualized base pay of participating employees shall be determined as follows: (i) in the case of a full-time employee normally paid on an hourly rate, by multiplying his or her current hourly rate by 2080; (ii) in the case of a part-time employee normally paid on an hourly rate, by multiplying his or her normal hourly rate by the product of 52 times the number of hours in his or her normal work week; (iii) in the case of an employee normally paid at a bi-weekly rate, by multiplying his or her normal bi-weekly rate by 26; (iv) in the case of a part-time employee normally paid at a weekly rate, by multiplying his or her normal weekly rate by 52; and (v) in the case of an employee normally paid at a monthly rate, by multiplying his or her normal monthly rate by 12.

     (b) The purchase price of a share of Common Stock purchased with payroll deductions made during each Offering (the "Option Exercise Price") shall be the lower of:

          (i) 85% of the last sale price of the Common Stock on the American Stock Exchange, as reported in The Wall Street Journal, on the applicable Offering Commencement Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Commencement Date); or

          (ii) 85% of the last sale price of Common Stock on the American Stock Exchange, as reported in The Wall Street Journal, on the applicable Offering Termination Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Termination Date).

VIII. EXERCISE OF OPTION.

     With respect to each Offering during the term of the Plan:

     (a) Unless a participant gives written notice of withdrawal to the Company as provided in Paragraphs 8(b) and 10, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account maintained by the Company under the Plan at that time will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Paragraph 7(a)). Any excess payroll deductions in his or her account at the time will be carried forward in such participant's account for application on the Offering Termination Date of the next Offering.

     (b) By written notice to the Treasurer of the Company at any time prior to the Offering Termination Date applicable to any such Offering, a participant may elect to withdraw all, but not less than all, of the accumulated payroll deductions in his or her account at such time.

     (c) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be carried forward in such participant's account for application on the Offering Termination Date of the next Offering. Any accumulate payroll deductions which would have been used to purchase fractional shares in the final Offering shall be returned to an employee promptly following the termination of the final Offering.

IX.  DELIVERY.

     As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the certificate or certificates representing the shares of Common Stock purchased upon the exercise of such participant's Option.

X.   WITHDRAWAL.

     (a) As indicated in Paragraph 8(b), a participant may withdraw payroll deductions credited to his or her account with the Company under any Offering at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the Treasurer. All of the participant's payroll deductions credited to his or her account will be paid to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt by an employee to borrow on the security of accumulated payroll deductions as an election, under Paragraph 8(b), to withdraw such deductions.

     (b) A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     (c) Upon termination of the participant's employment for any reason, including retirement but excluding death or disability while in the employ of the Company, the payroll deductions credited to his or her account will be returned to the participant, or, in the case of his or her death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 14.

     (d) Upon termination of the participant's employment because of disability or death, the participant or his or her beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company's Treasurer prior to the expiration of the period of 30 days commencing with the date of the disability or death of the participant, either

          (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

          (ii) to exercise the participant's Option on the Offering Termination Date next following the date of the participant's disability or death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the date of the participant's disability or death will purchase at the applicable Option Exercise Price, and any excess in such account will be returned to the participant or said beneficiary.

     If no such written notice of election is received by the Treasurer, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's disability or death and the same will be paid promptly to the participant or said beneficiary.

XI.  INTEREST.

     No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee.

XII. STOCK.

     (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan during any Offering under the Plan shall be 62,500 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17. If the total number of shares for which Options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds 62,500, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible. If less than 62,500 shares are purchased during an Offering, the amount not purchased may be carried over to and made available during any subsequent Offering.

     (b) The participant will have no interest in Common Stock covered by his or her Option until such Option has been exercised.

     (c) Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

XIII. ADMINISTRATION.

     The Plan shall be administered by the Compensation Committee appointed by the Board of Directors of the Company (the "Committee"). The officer of the Company charged with day-to-day administration of the Plan shall, for matters involving the Plan, be an ex-officio member of that Committee. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final approval of the Board of Directors of the Company. Such rules may include, without limitation, restrictions on the frequency of changes in withholding rates. Determinations made by the Committee and approved by the Board of Directors of the Company with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee or the Board of Directors of the Company.

XIV. DESIGNATION OF BENEFICIARY.

     A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Within 30 days after the participant's death, the beneficiary may, as provided in Paragraph 10(d), elect to exercise the participant's

Option when it becomes exercisable on the Offering Termination Date of the then current Offering. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, and notice of election of the beneficiary to exercise the participant's Option, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such cash to the spouse or to any one or more dependents of the participant as the Company may determine. No beneficiary shall prior to the death of the participant by whom he has been designated acquire any interest in the stock or cash credited to the participant's account maintained by the Company under the Plan.

XV.  TRANSFERABILITY.

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

XVI. USE OF FUNDS.

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

XVII. EFFECT OF CHANGES OF COMMON STOCK.

     In the event of any changes of outstanding shares of the Common Stock by reason of stock dividends, subdivisions, combinations and exchanges of shares, recapitalizations, mergers in which the Company is the surviving corporation, consolidations, and the like, the aggregate number and class of shares available under the Plan and the Option Exercise Price per share shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Options.

XVIII. AMENDMENT OR TERMINATION.

     The Board of Directors of the Company may at any time terminate or amend the Plan; PROVIDED, however, that this Plan shall terminate on May 1, 1998(1). Except as hereinafter provided, no such termination may affect Options previously granted, and no such amendment may make any change in Options previously granted which would adversely affect the rights of any participant. In addition, no amendment may be made to the Plan without prior approval of the stockholders of the Company if such amendment would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of shares which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation under the Plan.

XIX. NOTICES.

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer.

XX.  MERGER OR CONSOLIDATION.

     If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the automatic exercise of such Option under Paragraph 8(a) (unless previously withdrawn pursuant to Paragraph 10) for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of Paragraph 17 shall thereafter be applicable, as nearly as reasonably may be, to such securities or property. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of assets in which the Company is not the surviving entity, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them, with simple interest at the rate of 4% per annum.







_______________________


     (1) If the Plan Amendment is approved, this date will be changed to May 1, 2000.

XXI. REGISTRATION AND QUALIFICATION OF THE PLAN UNDER APPLICABLE SECURITIES
     LAWS.

     No Option shall be granted under the Plan until such time as the Company has qualified or registered the shares which are subject to the Options under all applicable state and federal securities laws to the extent required by such laws.

XXII. WITHDRAWAL BY OFFICERS.

     Notwithstanding anything to the contrary in this Plan, any director or officer (as defined for purposes of Section 16 of the Securities Exchange Act of 1934) who discontinues his participation in an Offering may not participate in the subsequent Offering but may participate in any following Offerings under this Plan.

XXIII. EFFECTIVE DATE OF PLAN.

     This Plan shall become effective on January 24, 1992.